UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

March 7, 2006
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁬ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2006, Green Mountain Power Corporation (the “Company”) announced that the Board of Directors appointed Dawn Bugbee to the position of Vice President and Chief Financial Officer of the Company. Ms. Bugbee will also function as principal accounting officer and manage the treasury function of the Company. Concurrently, the Company announced that Mr. Robert J. Griffin will become Vice President - Power Supply Planning and Risk Management and will no longer serve as Vice President, Chief Financial Officer and Treasurer and principal accounting officer of the Company. The foregoing changes will be effective as of March 20, 2006. A copy of the press release issued on March 7, 2006, is attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Ms. Bugbee, 49, has been the Chief Financial Officer at the Northwestern Medical Center Hospital in St. Albans, Vermont since 1996. Ms. Bugbee is a licensed certified public accountant with the State of Vermont.

In her new position Ms. Bugbee will receive an annual base salary of $175,000 and a signing bonus of $10,000. In addition to employment benefits offered to all Company employees, Ms. Bugbee will participate in the Company’s Management Compensation Plan, Officers’ Insurance Plan and will be eligible to participate in the Officers’ Deferred Compensation Plan beginning in 2006.

The Company currently contemplates entering into a change of control agreement and a new supplemental retirement plan with Ms. Bugbee upon commencement of her employment with the Company. The Company will amend this Current Report on Form 8-K at the time such agreements become available.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;     Appointment of Principal Officers.

The information required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.  Description

99.1   Press Release, dated March 7, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)
Date: March 7, 2006	By: /s/ Christopher L. Dutton
Name: Christopher L. Dutton Title: President and Chief Executive Officer

Exhibit Index

Exhibit 99.1   Press Release, dated March 7, 2006.